Exhibit 99.1

CONTACTS:

GoAmerica
Laura Kowalcyk
Cubitt Jacobs & Prosek
lkowalcyk@cjpcom.com
212-279-3115 x209

Clearlake Capital Group
Kristin Celauro
Owen Blicksilver PR, Inc.
Kristin@blicksilverpr.com
732-433-5200

GOAMERICA® ACQUIRES VERIZON TRS DIVISION AND MERGES WITH HANDS
ON SERVICES TO BECOME A LEADING PROVIDER OF INTEGRATED
COMMUNICATIONS SERVICES

Clearlake Capital Investment and Sponsorship Enables Company Transformation

HACKENSACK, N.J., January 10, 2008 – GoAmerica, Inc. (NASDAQ: GOAM), a provider of communications services for people who are deaf, hard-of-hearing, or speech-disabled, today announced that it has closed the transactions with Clearlake Capital Group (“Clearlake Capital”), Verizon, and Hands On as described to its shareholders at its annual meeting on December 13, 2007.

Transaction and Financial Summary

•	The Company raised $125 million of equity and debt financing; $15 million of which is in the form of an unfunded credit facility.

•	The Company closed an asset purchase of the Verizon Telecommunications Relay Services (“TRS”) division, a leading provider of relay services.

•	The Company completed a merger with Hands On Video Relay Services (“Hands On”), a California-based provider of video relay and interpreting services.

•	On a trailing, twelve-month pro-forma basis ending December 31, 2007, the combination of GoAmerica, the Verizon TRS division, and Hands On would have generated approximately $110 million in revenue.

•	Compared with operating GoAmerica, Hands On, and the TRS division separately, GoAmerica expects to realize material cost savings and synergies over time from the combination of GoAmerica, Verizon TRS, and Hands On.

“GoAmerica emerges from this series of transactions as a robust company with operating scale, cash flow, a deep pipeline of innovative products, leading strategic and financial partners, and a strong balance sheet to enable further growth opportunities,” said Dan Luis, CEO of GoAmerica. “With the transactions now closed, we are positioned to hit the ground running, with an emphasis on profitable growth and delivering new product innovations to the marketplace.”

“We are very pleased to sponsor the three-way combination of GoAmerica, Verizon’s TRS division, and Hands On Services,” said Behdad Eghbali, a partner at Clearlake Capital. “The resulting company is uniquely positioned and capitalized for growth and innovation, further establishing itself as a market leader in integrated communication services.”

“As a founder of Hands On, and now a shareholder of GoAmerica, I am excited about the financial strength of the combined company,” said Ronald Obray, founder and CEO of Hands On. “In addition, while the financial aspects are attractive, we’ve always taken seriously our commitment to quality, innovation, and employment opportunities, as well as breaking down communications barriers for the deaf and hard of hearing – this is especially true because at Hands On, many of our customers are also our friends. Now that the merger is closed, I look forward to seeing this mission carried out in all of the Company’s strategic initiatives.”

Integrated Products and Services Offered

The combined Company has five lines of business:

•	Internet Text Relay Services – Internet text relay services enable deaf or hard of hearing callers to use a Web-connected computer or wireless handheld device to place calls, which are connected to a relay operator.The relay operator calls the voice number and then verbally speaks the text message typed by the deaf caller to the hearing recipient, and types the hearing party’s responses back to the deaf party. The Company provides versions of this service under the IP-Relay business acquired from Verizon and the existing i711 business from GoAmerica.

•	Video Relay Services (“VRS”) – Using VRS, a deaf caller begins a call by communicating directly with a sign language interpreter over a live video connection, either on a webcam-equipped PC or a set-top videophone; the interpreter places the call on the deaf person’s behalf, and translates the caller’s sign language into audible speech for the hearing person, and back into sign language for the deaf caller. The Company provides versions of this service primarily under the Hands On Video Relay Services (“HOVRS”) and i711 brands. In addition, the Company offers a white label solution by providing the infrastructure and interpreting services for video relay services offered by Sprint and AT&T.

•	Community Interpreting Services – Certified sign language interpreters provide interpreting services in situations where relay services may not be available or ideal, such as a doctor appointment or in-person business meeting.

•	Wireless Devices and Services – The Company provides wireless devices, such as the T-Mobile Sidekick, or other devices that are hearing-aid compatible, and value-added wireless services customized for deaf or hard of hearing consumers.

•	State Telecommunications Relay Services – Traditional relay service enables a person with a hearing or speech disability to use a text-telephone device (historically referred to as a telephone typewriter, or a TTY device), to initiate calls to, and receive calls from, hearing persons. The Company has contracts to provide these services in California, Tennessee, and the District of Columbia.

“We have further bolstered the strengths of our team and increased the tools at our disposal which will allow us to continue to develop leading communication products and services for our customers,” said Ed Routhier, President of Hands On. “While product innovation is a top priority, we remain committed first to creating a highly attractive environment for our employees, making us not only the provider-of-choice, but also the employer-of-choice.”

Capital Structure and Strong Post-Closing Balance Sheet

In conjunction with the transactions, the Company has issued an aggregate of 7,736,944 shares of preferred stock (including 290,135 shares issued on August 1, 2007) to an investor group led by Clearlake Capital and 6,700,000 shares of common stock to the stockholders of Hands On.

The Company has also successfully completed debt financing of $40 million in first lien debt and $30 million in second lien debt. To create additional flexibility to pursue strategic opportunities, the Company has also secured a $15 million unfunded credit revolver which creates additional liquidity for the Company as needed.

Board Composition

GoAmerica’s Board of Directors now consists of eight members: including, Aaron Dobrinsky (Chairman), Dan Luis (CEO), Edmond Routhier (President), Behdad Eghbali and Steven Chang of Clearlake Capital, Bill McDonagh, Steve Eskenazi, and King Lee. Together, the Board will identify and select an additional independent director at which time King Lee will resign.

Advisors

RBC Daniels provided advisory services to GoAmerica related to the Verizon TRS transaction. JMP Securities acted as exclusive financial advisors to Hands On in this transaction.

About Telecommunications Relay Services

Telecommunications Relay Services (“TRS”), created by Title IV of the Americans with Disabilities Act of 1990 (“ADA”), enable an individual with a hearing or speech disability to communicate by telephone or other device through the telephone system with a person without such a disability through a communications assistant (“CA”) or video interpreter (“VI”) at a relay center.

TRS providers, such as GoAmerica, receive reimbursement either directly from state contracts, or from a pool of funds, collected from telephone carriers by the Federal Communications Commission (“FCC”) and administered by the National Exchange Carriers Association (“NECA”), based on the number of conversation minutes handled by each provider.

About GoAmerica

As a result of its acquisitions, GoAmerica is the nation’s largest and second largest provider of text relay and video relay services, respectively, and provides a wide range of communications services tailored to the needs of people who are deaf, hard-of-hearing, or speech-disabled. The Company’s vision is to improve the quality of life of its customers by being their premier provider of high quality, innovative communication services that break down communications barriers. For more information on the Company or its services, visit http://www.goamerica.com or contact GoAmerica directly at TTY 201-527-1520, voice 201-996-1717, Internet Relay by visiting http://www.i711.com, or video phone by connecting to hovrs.tv.

About Clearlake Capital Group

Clearlake Capital Group is a private investment firm integrating private equity, leveraged finance, and special situations in both private and public market opportunities. Clearlake Capital seeks to partner with world-class management teams to invest in businesses going through change or expansion with patient long-term capital. The firm has a flexible mandate to invest across the capital structure in corporate divestitures, recapitalizations, restructurings, going private buyouts and minority equity investments. Clearlake Capital’s founding principals, Steven Chang, Behdad Eghbali, and Jose Feliciano, have led over 30 investments totaling more than $3 billion of capital in sectors including business services, communications and media, energy and power, healthcare, manufacturing, retail/consumer and technology.

Safe Harbor

The statements contained in this news release that are not based on historical fact -- including statements regarding the anticipated results of the transactions described in this press release -- constitute “forward-looking statements” that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “estimate”, “anticipate”, “continue”, or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to: (i) our limited operating history; (ii) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (iii) our dependence on wireless carrier networks; (iv) our ability to respond to increased competition in the wireless data industry; (v) our ability to integrate the businesses and technologies we have acquired; (vi) our ability to generate revenue growth; (vii) our ability to increase or maintain gross margins, profitability, liquidity and capital resources; and (viii) difficulties inherent in predicting the outcome of regulatory processes. Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange Commission.Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. GoAmerica is not obligated to update and does not undertake to update any of its forward looking statements made in this press release. Each reference in this news release to “GoAmerica”, the “Company” or “We”, or any variation thereof, is a reference to GoAmerica, Inc. and its subsidiaries. “GoAmerica”, the “GoAmerica” logo, “i711”, and the “i711.com” logo, and “Relay and Beyond” are registered trademarks of GoAmerica. “i711.com”and “i711 Wireless” are trademarks and service marks of GoAmerica. Other names may be trademarks of their respective owners.

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